UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2014

The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

10590 Hamilton Avenue
Cincinnati, Ohio 45231
(Address of principal executive offices)
Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2014, Aaron P. Jagdfeld was elected by the members of the board of directors (the “Board”) of The Hillman Companies, Inc. (the “Company”) to serve as an independent director of the Company effective immediately.  Mr. Jagdfeld was also appointed to serve as the chair of the audit committee of the Board.

In connection with his election to the Board, Mr. Jagdfeld received stock options in HMAN Group Holdings, Inc., our ultimate parent company (“Holdings”), which will vest over five years, as well as the right to invest $1,000,000 in Holdings.

Aaron P. Jagdfeld

Aaron P. Jagdfeld, age 42, has served as President and Chief Executive Officer of Generac Holdings Inc. (“Generac”) since September 2008 and as a director of Generac since November 2006. Prior to becoming President and Chief Executive Officer, Mr. Jagdfeld worked for Generac for 15 years. He began his career in the finance department in 1994 and became Generac’s Chief Financial Officer in 2002. In 2007, he was appointed President and was responsible for sales, marketing, engineering, and product development.  Prior to joining Generac, Mr. Jagdfeld worked in the audit practice of the Milwaukee, Wisconsin office of Deloitte & Touche. Mr. Jagdfeld holds a Bachelor of Business Administration in Accounting from the University of Wisconsin-Whitewater.

A copy of the press release is attached hereto and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated August 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2014	THE HILLMAN COMPANIES, INC.

	By:	/s/ Anthony A. Vasconcellos
	Name:	Anthony A. Vasconcellos
	Title:	Chief Financial Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated August 12, 2014

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